Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

ALPHA VENTURE CAPITAL PARTNERS LP, CARACCIOLO FAMILY TRUST, GREGORY A. GOULD, LAW OFFICES OF KENNETH E. CHYTEN DEFINED BENEFIT PENSION PLAN, GAVIN MYERS, AND MARTIN PETERSON, derivatively on behalf of CYTODYN INC.,

Plaintiffs,

v.

NADER Z. POURHASSAN, SCOTT A. KELLY, MICHAEL A. KLUMP, JORDAN G. NAYDENOV, DAVID F. WELCH, CRAIG S. EASTWOOD, MICHAEL D. MULHOLLAND, NITYA G. RAY, and BRENDAN RAE,

Defendants,

-and-

CYTODYN INC., a Delaware Corporation,

Nominal Defendant.

C.A. No. 2020-0307-PAF

NOTICE OF PENDENCY OF SETTLEMENT OF ACTION

TO: ALL CURRENT STOCKHOLDERS OF CYTODYN INC.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR PURSUING THE CLAIMS ASSERTED IN THIS LITIGATION.

THIS ACTION IS NOT A CLASS ACTION. THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR MONETARY PAYMENT. IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT DESCRIBED IN THIS NOTICE, YOU DO NOT NEED TO TAKE ANY ACTION.

I.	THE PURPOSE OF THIS NOTICE.

The purpose of this Notice is to tell you about (i) an action (the “Action”) in the Court of Chancery of the State of Delaware (the “Court”) brought on behalf of CytoDyn Inc. (“CytoDyn” or the “Company”); (ii) a proposal to settle and fully and finally resolve the Action as provided in a Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”) that sets forth the terms and conditions of the proposed settlement (the “Settlement”); and (iii) your right, among other things, to object to the Settlement and participate in a hearing to be held on April 19, 2021 at 1:30p.m. ET, by Zoom (the “Settlement Hearing”).1 At the Settlement Hearing, the Court will consider, among other things, (a) whether the Settlement should be approved as fair, adequate, reasonable, and in the best interests of CytoDyn and its current stockholders; (b) whether the Action should be dismissed with prejudice and whether an Order and Final Judgment should be entered on the terms specified in the Stipulation; (c) any objections to the Settlement and related matters; and (d) such other matters as the Court may deem appropriate.

This Notice describes the rights you may have under the Stipulation and what steps you may, but are not required to, take concerning the proposed Settlement. If the Court approves the Stipulation, the Parties will ask the Court to approve an Order and Final Judgment that will end the Action.

II.	BACKGROUND: THE SUBJECT MATTER OF ACTION

THE DESCRIPTION OF THE ACTION AND SETTLEMENT WHICH FOLLOWS HAS BEEN PREPARED BY COUNSEL TO THE PARTIES TO THE STIPULATION. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT OR CONCLUSIONS OF LAW.

[1]	All capitalized terms are defined in the Stipulation unless otherwise noted. The Stipulation may be inspected at the following website: https://www.cytodyn.com/Stipulation.

CytoDyn is a Delaware corporation headquartered in Vancouver, Washington. Founded in 2002, CytoDyn is a pre-revenue, clinical-stage biotechnology company developing innovative treatments for multiple therapeutic indications including HIV, cancer and other immunological conditions. CytoDyn is currently focused on developing leronlimab, a monoclonal antibody CCR5 receptor antagonist, to be used as a platform drug for a variety of indications, including certain cancers.

On December 19, 2019, CytoDyn’s Board of Directors (the “Board”), then consisting of Nader Z. Pourhassan, Ph.D., Scott A. Kelly, M.D., Michael A. Klump, Jordan G. Naydenov, David F. Welch, Ph.D. (collectively, the “Director Defendants”), approved a series of equity award options to purchase a total of 7.3 million shares of CytoDyn common stock and a warrant to purchase 2 million shares of CytoDyn common stock to the five Director Defendants and three non-director employees, defendants Michael Mulholland, Brendan Rae, Ph.D., and Nitya Ray, Ph.D., as well as one non-party consultant (the “December 2019 Awards”). The options and warrant that comprised the December 2019 Awards each had an exercise price of $0.63 per share, the closing price of the Company’s common stock on the date of the awards, and were exercisable for 10 years. Options to purchase 6.05 million shares vested immediately, and the remaining options and warrant to purchase 3.25 million shares vested upon the Company’s submission of its first biologics license application (“BLA”). On April 30, 2020, Dr. Pourhassan exercised an option to purchase 2 million shares of common stock granted to him as part of the December 2019 Awards. The remaining options and warrant granted as part of the December 2019 Awards have not been exercised.

On January 28, 2020, the Compensation Committee approved another series of equity awards to Dr. Pourhassan, Dr. Kelly, Mr. Naydenov, Dr. Welch and prior Chief Financial Officer defendant Craig Eastwood, amounting to a total of 11.65 million performance-based shares of CytoDyn common stock, with issuance contingent on: (1) the Company achieving Breakthrough Therapy Designation for cancer using leronlimab within six (6) months of the grant; (2) there being enough shares available for the issuance; and (3) there being no legal issues related to the issuance of the shares (the “January 2020 Awards,” and, with the December 2019 Awards, the “Awards”). The vesting conditions did not occur before the stated deadline and the January 2020 Awards were therefore forfeited.

On April 24, 2020, the plaintiffs in the Action, Alpha Venture Capital Partners, L.P., Caracciolo Family Trust, Gregory A. Gould, Law Offices of Kenneth E. Chyten Defined Benefit Pension Plan, Gavin Myers, and Martin Peterson (collectively, “Plaintiffs”) filed a Verified Stockholder Derivative Complaint (the “Complaint”) in the Court. The Complaint alleges that the Director Defendants breached their duty of loyalty to the Company by: (i) approving the Awards, which the Complaint alleges were unfair and dilutive equity awards; (ii) granting some of the awards outside of the Company’s Equity Incentive Plan; (iii) misleading CytoDyn’s stockholders about the true purpose of the awards; (iv) granting the awards without stockholder approval; and (v) awarding themselves “spring-loaded” stock options—allegedly taking advantage of non-public information about a clinical trial which would be released on December 23, 2019. The Complaint also alleges the Director Defendants acted in bad faith by intentionally and knowingly employing an inadequate deliberative process in granting the Awards and (with respect to Dr. Pourhassan, Dr. Kelly, Mr. Naydenov, and Dr. Welch) for tying the vesting of the January 2020 Awards to the resolution of any “legal issues” about the awards. The Complaint also alleges that the Director Defendants committed corporate waste by approving the Awards. The Complaint further alleges all of the Defendants were unjustly enriched by receiving the awards.2 As relief for their claims, Plaintiffs seek rescission of the Awards, damages including interest and attorneys’ fees, and a declaration that the Director Defendants breached their fiduciary duties. Defendants have denied and continue to deny the material allegations of the Complaint.

THE COURT HAS NOT DETERMINED THE MERITS OF PLAINTIFFS’ CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RECOVERY COULD BE HAD IF THE ACTION WAS NOT SETTLED.

III.	HOW WAS THE SETTLEMENT REACHED?

On May 4, 2020, the Board created a Special Litigation Committee (the “SLC”) comprised of CytoDyn outside directors Samir Patel, M.D. and Alan Timmins after determining that both Dr. Patel and Mr. Timmins, who were not members of the Board when any of the Awards were approved, were independent directors. The Board granted the SLC full and plenary power of the Company to act with respect to the Action, including without limitation the full power to investigate, analyze, and evaluate the claims alleged, consider and determine whether prosecution of the claims in the Action is in the best interests of the Company and its stockholders, and to determine the actions, if any, the Company should take with respect to the

[2]	Mr. Klump was not on the Board at the time of the January 2020 Awards.

claims in the Action (including, without limitation, settling the Action). Among other things, the Board resolution creating the SLC gave full discretion to the SLC to investigate and resolve the matter. Additionally, the resolution empowered the SLC to retain its own independent advisors. The SLC engaged Wilson, Sonsini, Goodrich & Rosati (“WSGR”) as its independent counsel.

On May 21, 2020, the SLC issued a directive to maintain the status quo pending the completion of its investigation prohibiting the Defendants from exercising any of the Awards unless they agreed to place the proceeds from any such exercise or sale into an escrow account. On May 22, 2020, the SLC moved to stay the Action until the SLC completed its investigation of the issues raised by Plaintiffs.

As further detailed in the SLC’s Brief in Support of its Motion for Settlement Approval (the “Brief”), the public version of which will be available on the Company’s website promptly after it is filed with the Court, the SLC, with the assistance of counsel, between May and November 2020 conducted a thorough, independent investigation. After concluding its investigation, the SLC determined that it would be in the best interest of CytoDyn for the SLC to present, on behalf of the Company, a settlement offer to Defendants and to attempt to negotiate a reasonable settlement of all claims asserted in the Complaint. On November 19, 2020, the SLC’s counsel conferred with counsel for the Defendants to discuss the findings of the SLC’s investigation and the SLC’s settlement proposal. Over the next several weeks, the SLC, through counsel, and the Defendants, through their counsel, conducted extensive arm’s length settlement negotiations, including a meeting on November 30, 2020, among the SLC, WSGR, certain of the Defendants, their counsel, and the Company’s general counsel and a meeting on December 8, 2020, among WSGR and certain Defendants and their counsel. On December 15, 2020, the SLC and the Defendants reached an agreement in principle to settle all claims, which was memorialized in a Memorandum of Understanding, executed and filed with the Court on December 18, 2020. The SLC and Defendants have resolved to settle the Action pursuant to the terms set forth in the Stipulation.

Defendants have denied and continue to deny that they have committed, threatened, or attempted to commit any violations of law or breached any duty owed to Plaintiffs, CytoDyn, or CytoDyn’s stockholders. Defendants maintain that their conduct was at all times proper, compliant with applicable law, and taken in good faith and in a manner Defendants reasonably believed to be in the best interests of CytoDyn and its stockholders. Nonetheless, Defendants have concluded that further litigation of this Action would be protracted and expensive, and that it is desirable and beneficial for the Action to be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation.

IV.	WHAT ARE THE TERMS OF THE SETTLEMENT?

Briefly stated, under the Settlement, the Defendants have agreed to a series of corporate governance reforms related to director and executive officer compensation (the “Governance Changes”) and to forfeit a substantial portion of the December 2019 Awards (together with the Governance Changes, the “Settlement Consideration”) following approval of the Settlement by the Court, in exchange for a release of claims (further described below) and the dismissal of the Action with prejudice. Specifically, the December 2019 Awards to Messrs. Klump and Naydenov and Dr. Welch will be forfeited in their entirety; sixty percent of the options awarded to Dr. Kelly in the December 2019 Awards will be forfeited; and the warrant to acquire 2,000,000 shares of common stock of the Company awarded to Dr. Pourhassan in the December 2019 Awards will be forfeited in its entirety. In addition, Dr. Pourhassan will forfeit vested options to purchase 373,000 shares of common stock of the Company that he currently owns (issued separate and apart from the December 2019 Awards). However, Mr. Mulholland, Dr. Ray, and Dr. Rae, will retain, in full, the December 2019 Awards that they received. As noted earlier, the January 2020 Awards lapsed prior to any exercise.

The Parties intend that the Settlement and the entry of an order and final judgment in connection therewith will bar, by the doctrine of res judicata and otherwise, all of the claims belonging to CytoDyn that are released as part of the Settlement.

Because the Action was brought for the benefit of CytoDyn, any monetary benefit or recovery in the litigation (whether from this or any settlement or through a judgment in favor of the Plaintiffs) would go to CytoDyn. CytoDyn stockholders will not receive any direct payment as a result of the Settlement and will not need to fill out any kind of claims form as a result of the Settlement.

THIS NOTICE CONTAINS ONLY A SUMMARY OF VARIOUS TERMS OF THE SETTLEMENT AND DOES NOT PURPORT TO BE A COMPREHENSIVE DESCRIPTION OF THE SETTLEMENT’S TERMS. THE COMPLETE TERMS AND CONDITIONS OF THE SETTLEMENT ARE SET FORTH IN DETAIL IN THE STIPULATION, WHICH HAS BEEN FILED WITH THE COURT AND IS AVAILABLE ON CYTODYN’S WEBSITE at https://www.cytodyn.com/Stipulation.

V.	WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

The releases in the Stipulation are worded broadly to bar any possible claims related to the facts alleged in the Complaint filed in the Action or otherwise related to the Awards. Specifically, effective when the Judgment entered in the Action is final and no longer subject to appeal and the Settlement Consideration has been effectuated, the Parties have agreed to release the Released Claims: (1) against Defendants, Defendants’ Related Persons, and any other current or former officer, director, or employee of CytoDyn by CytoDyn, CytoDyn’s stockholders purporting to act derivatively on the Company’s behalf (including Plaintiffs), and all CytoDyn Related Persons; and (2) by Defendants and Defendants’ Related Persons against each other and against CytoDyn or CytoDyn Related Persons.

“Defendants” means Nader Z. Pourhassan, Ph.D., Scott A. Kelly, M.D., Michael A. Klump, Jordan G. Naydenov, David F. Welch, Ph.D., Craig S. Eastwood, Michael D. Mulholland, Nitya G. Ray, Ph.D. and Brendan Rae, Ph.D.

“Defendants’ Related Persons” means: (i) any of the Defendants’ respective heirs, assigns, current or former immediate family members, estates, executors, administrators, trusts of which the Defendant is a settlor, beneficiary, or trustee, or other entity controlled by or for the benefit of any Defendant that held CytoDyn securities for the benefit of the Defendant or members of his family (together with any officer, director, member, partner, limited partner, manager or other Person who held an analogous position with such entity); or (ii) any adviser, accountant, or attorney who was involved in any respect with the Defendant’s involvement with the Released Claims.

“Released Claims” means and includes any and all claims for relief or causes of action, debts, demands, rights, liabilities, losses, and claims whatsoever, known or unknown (including Unknown Claims), fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, that have been or could have been asserted by CytoDyn or any Current CytoDyn Stockholder purporting to act on behalf of CytoDyn in the Action or any other Person purporting to act on behalf of CytoDyn, and that relate in any way, directly or indirectly, to any of the actual, alleged or attempted actions, inactions, conduct, transactions, occurrences, representations, misrepresentations, omissions, events, or any other matters that were, or could have been, alleged, asserted, or described in the Action, or that relate in any way to the investigation or resolution of the Action, including but not limited to claims arising out of or related in any way to (a) the December 2019 Awards; (b) the January 2020 Awards; (c) CytoDyn’s expenditure of Company funds in response to the Action or to other legal actions related to the

Awards; and (d) any activities, decisions, or investigations by or relating to the SLC; provided, however, that it is understood that Released Claims and any release provided by this Settlement shall not include: (i) any claims to enforce the Settlement; (ii) any claims by CytoDyn or Defendants or any other insured to enforce their rights under any contract or policy of insurance; (iii) any claims that relate to Defendants’ rights to advancement or indemnification pursuant to CytoDyn’s certificate of incorporation, CytoDyn’s bylaws, separate indemnity and/or advancement agreements between CytoDyn and any of the Defendants, or pursuant to provisions of the DGCL; or (iv) the claim for violation of Section 16(b) of the Securities Exchange Act of 1934, 15 U.S.C. § 78p(b), asserted in the action pending in the United States District Court for the Western District of Washington captioned Alpha Venture Capital Partners LP et al. v. Pourhassan, Case No. 3:20-cv-05909-JLR (the “Washington Action”) and any defense thereto, including any defense alleging that any damages in the Washington Action should be reduced as a result of this Settlement.

“Unknown Claims” means any claims that a Party does not know or suspect exists in his, her, or its favor at the time of the release of the Released Claims as against any of the Released Persons, including without limitation those which, if known, might have affected the decision to enter into the Settlement and the Stipulation. With respect to any of the Released Claims, the Parties stipulate and agree that upon Final Approval of the Settlement, the Parties shall be deemed to have, and by operation of the Judgment shall have, expressly waived, relinquished, and released any and all provisions, rights, and benefits conferred by or under Cal. Civ. Code § 1542 or any law or principle of common law of the United States or of any state or territory of the United States or other jurisdiction, that is similar, comparable, or equivalent to Cal. Civ. Code § 1542. Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, that now exist or previously existed, without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation and the releases that are part of the Stipulation, and was relied upon by each and all of the Parties in entering into the Settlement and the Stipulation.

“CytoDyn Related Persons” means: (i) any predecessor, successor, subsidiary, division, or affiliate of CytoDyn; (ii) any joint venture, partnership, limited liability company, corporation, or other entity in which CytoDyn has an ownership interest (together with any officer, director, member, partner, limited partner, manager or other Person who held an analogous position with such entity (other than Defendants)); (iii) any accountants, auditors, underwriters, bankers, investment bankers, attorneys, consultants, and advisers of or to CytoDyn or any entity encompassed within subparagraph (ii) (other than Defendants); (iv) any current or former officer, director or employee of CytoDyn (other than the Defendants), together with their respective heirs, assigns, current or former immediate family members, estates, executors, administrators, or trusts of which the Defendant is a settlor, beneficiary, or trustee; and (v) the SLC and its attorneys and consultants.

VI.	WHAT ARE THE REASONS FOR SETTLING THE ACTION?

The Parties understand that there is uncertainty, risk, cost, and burden inherent in any litigation. In addition, the Parties recognize that the Settlement confers substantial benefits on CytoDyn and its stockholders. Based on its evaluation of the Settlement, informed by the results of its investigation into the underlying claims, the SLC determined that the Settlement set forth in the Stipulation is fair, reasonable, and adequate and in the best interests of CytoDyn and CytoDyn’s stockholders, and that when compared with the uncertainty, risk, cost, and burden inherent in continued litigation, it is in the best interests of CytoDyn and its stockholders to settle the Action on the terms set forth in the Stipulation. In reaching that determination, the SLC considered the facts and circumstances surrounding the proposed settlement, including among other matters: (i) the strengths and weaknesses in the claims asserted by Plaintiffs and Defendants’ anticipated defenses (including in light of the SLC’s view of these strengths and weakness as a result of the SLC’s investigation); (ii) the time, expenses, and risks and uncertainties of continued litigation; (iii) the effect on CytoDyn of continued litigation; and (iv) the benefits this Settlement affords CytoDyn and the desirability of permitting the Settlement to be consummated according to its terms.

The Parties have agreed that neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referenced in or attached to the Stipulation, nor any action taken to carry out the Stipulation or in connection with the Settlement, is, may be construed as, or may be used by any Person as evidence of the factual or legal merit of any of the Released Claims or as an admission, in this Action or any other action or proceeding, whether civil, criminal, or administrative, that the Action had merit when filed or that it currently has merit.

VII.	WHEN WILL THE SETTLEMENT HEARING TAKE PLACE AND WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED?

The Court has scheduled a Settlement Hearing to be held on April 19, 2021 at 1:30 pm ET by Zoom.

At the Settlement Hearing, the Court will consider whether the Settlement, on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate and in the best interests of CytoDyn and its current stockholders, and thus should be finally approved; whether other relief (if any) sought by any other person should be granted; and whether the Action should be dismissed with prejudice by entry of the Judgment pursuant to the Stipulation. The Court will also hear and resolve objections, if any, to the Settlement or any other requests for relief, and rule on such other matters as the Court may deem appropriate.

The Court may adjourn the Settlement Hearing from time to time without further notice to anyone other than the parties to the Action and any Person who objects to the Settlement. The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the Parties to the Stipulation and without further notice.

If the Court approves the Settlement, the Parties will ask the Court to enter the Judgment promptly, and, as a result of such Judgment, the Action will be dismissed with prejudice. Following the Court’s entry of the Judgment, the Settlement Consideration will be effectuated and paid pursuant to the terms of the Stipulation.

VIII.	WHAT WILL HAPPEN IF THE SETTLEMENT IS NOT APPROVED OR DOES NOT BECOME FINAL?

If the Court does not approve the Settlement or the Settlement otherwise does not become final, the Stipulation and any Settlement documentation shall be null and void and of no force and effect. In the event that the Settlement does not become final, the Parties shall be restored to their positions on the date immediately before the execution date of the Stipulation, the Stipulation shall not be deemed to constitute an admission of fact by any Party, and neither the existence of the Stipulation, nor its contents, shall be admissible in evidence or be referred to for any purpose in the Action or in any litigation or judicial proceeding. The Stipulation shall not be deemed to entitle any Party to the recovery of costs or expenses incurred in connection with the intended implementation of the Settlement. Further, all releases delivered in connection with the Stipulation shall be null and void if the Settlement does not become final.

IX.	DO I HAVE A RIGHT TO APPEAR AND OBJECT?

Any current record or beneficial stockholder of CytoDyn who objects to the Settlement, the proposed Judgment, any other request for relief, or who otherwise wishes to be heard (an “Objector”), may appear personally or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon, unless he, she, or it has, no later than twenty (20) calendar days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Leonard L. Williams Justice Center, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801, and served (by hand or overnight mail) on the SLC’s Counsel and Defendants’ counsel, at the addresses below, the following: (i) proof of current ownership of CytoDyn stock; (ii) a written notice of the Objector’s intention to appear; (iii) a detailed statement of the objections to any matter before the Court; and (iv) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, as well as all documents or writings that the Objector desires the Court to consider. In addition to the aforementioned Court address, the addresses to which such information should be sent (by hand or by overnight mail) are as follows:

Michael A. Pittenger

POTTER ANDERSON & CORROON LLP

1313 N. Market Street

Hercules Plaza, 6th Floor

Wilmington, DE 19801

(302) 984-6000

Counsel for Defendants Nader Z. Pourhassan, Scott A. Kelly, Michael A. Klump, Jordan G Naydenov, David F. Welch, Craig S. Eastwood, Michael D. Mulholland, Nitya G. Ray, and Brendan Rae

Brad D. Sorrels

WILSON SONSINI GOODRICH & ROSATI, P.C.

222 Delaware Avenue, Suite 800

Wilmington, DE 19801

(302) 304-7600

Counsel for the Special Litigation Committee of the Board of Directors of Nominal Defendant CytoDyn Inc.

An Objector who fails to object in the manner prescribed in the Stipulation shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in the Action or any other action or proceeding or otherwise contesting the Settlement, and will otherwise be bound by the Judgment to be entered and the releases to be given. An Objector is not required to appear at the Settlement Hearing to have his, her, or its timely and properly filed objection considered.

X.	HOW DO I GET ADDITIONAL INFORMATION ABOUT THE SETTLEMENT?

This Notice summarizes the Stipulation and the Settlement. It is not a complete statement of the events of the Action, the Stipulation, or the terms of the Settlement. For additional information about the claims asserted in the Action and the terms of the Settlement, please refer to the documents filed with the Court and the Stipulation, the exhibits to the Stipulation, and the SLC’s Brief, which are available at https://www.cytodyn.com/investors/notice-to-stockholders. You may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, Leonard L. Williams Justice Center, Court of Chancery, 500 North King Street, Wilmington, Delaware 19801. However, you must appear in person to inspect these documents. The Register’s office will not mail copies to you. For more information concerning the Settlement, you may also call or write to the attorneys for the SLC, whose contact information is provided in Section IX above.

NOTICE TO PERSONS OR ENTITIES HOLDING RECORD

OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks, and/or other persons or entities who hold shares of the stock of CytoDyn for the benefit of others are hereby requested to promptly inform their respective beneficial owners of this Notice.

PLEASE DO NOT WRITE OR CALL THE COURT.

BY ORDER OF THE COURT
Dated:
Register in Chancery

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